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                                EXHIBIT 23(a)
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            Consent of Coopers & Lybrand, Independent Accountants
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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1994, on our audits of the consolidated financial statements and financial statement schedules of The Progressive Corporation and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in the Annual Report on Form 10-K.



                            COOPERS & LYBRAND L.L.P.





Cleveland, Ohio
December 28, 1994